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                                                                       EXHIBIT 8

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                             734 15th Street, N.W.
                             Washington, D.C. 20005

                            ------------------------

                            Telephone (202) 347-0300
                            Facsimile (202) 347-2172
                                 WWW.EMTH.COM

                                 April 2, 2002

Banknorth Group, Inc.
Two Portland Square
Portland, Maine 04112-9540

Ipswich Bancshares, Inc.
23 Market Street
Ipswich, Massachusetts 01938

Ladies/Gentlemen:

         We have acted as special counsel to Banknorth Group, Inc., a Maine corporation ("Banknorth"), in connection with the proposed merger (the "Merger") of Ipswich Bancshares, Inc., a Massachusetts corporation ("Ipswich"), with and into Banknorth, pursuant to the Agreement and Plan of Merger, dated as of February 26, 2002, between Banknorth and Ipswich (as amended, the "Merger Agreement"). At your request, in connection with the closing of the Merger, we are rendering our opinion on the federal income tax consequences of the Merger.

         For purposes of the opinion set forth below, we have relied, with the consent of Banknorth and the consent of Ipswich, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of Banknorth and Ipswich dated the date hereof, and have assumed that such statements and representations will be complete and accurate as of the effective time of the Merger. We also have relied upon the accuracy of the Registration Statement on Form S-4 filed by Banknorth with the Securities and Exchange Commission in connection with the Merger and the Prospectus/Proxy Statement of Banknorth and Ipswich included therein (the "Prospectus/Proxy Statement"). We also have assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.


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Banknorth Group, Inc.
Ipswich Bancshares, Inc.
April 2, 2002
Page 2

         We have examined the documents referred to above and the originals, or duplicates or certified or conformed copies, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

         Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative interpretations and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, or if there are any changes in the facts or circumstances surrounding the Merger, the opinion expressed herein may become inapplicable.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption "The Merger-Certain Federal Income Tax Consequences."

         We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the District of Columbia, and we do not express any opinion herein concerning any law other than the federal law of the United States.


         This opinion is intended for the sole benefit of Banknorth and Ipswich and it is not to be copied, quoted or relied upon by anyone else for any purpose without in each instance our prior written consent.

                                         Very truly yours,


                                         ELIAS, MATZ, TIERNAN & HERRICK, L.L.P.


                                         By: /s/ Timothy B. Matz
                                             -----------------------------------
                                                Timothy B. Matz, a Partner